American Funds Distributors, Inc. 333 South Hope Street Los Angeles, California 90071 Telephone 800/421-5475 ext. 8

Selling Group Agreement

Ladies and Gentlemen:

We have entered into a principal underwriting agreement with each Fund in The American Funds group (Funds) under which we are appointed exclusive agent for the sale of shares. As such agent we offer to sell to you as a member of a Selling Group, shares of the Funds as are qualified for sale in your state, on the terms set forth below. We are acting as an underwriter within the meaning of the applicable rules of the Financial Industry Regulatory Authority (FINRA). In addition, we are the distributor of CollegeAmerica (Program), a college savings program as described in Section 529 of the Internal Revenue Code and The Recordkeeper Direct (multi-fund) Program which offers group fixed and variable annuity contracts (Contract or Contracts), using the Funds and certain other mutual funds as underlying investments. The Contracts are issued by Great-West Life & Annuity Insurance Company and First Great-West Life & Annuity Insurance Company (collectively, Great-West). Unless the context denotes otherwise, the term “shares” or “Fund shares” in the Agreement includes units of the Contracts.

1. Authorization to Sell

You are to offer and sell shares only at the regular public price currently determined by the respective Funds in the manner described in their offering Prospectuses. This Agreement on your part runs to us and to the respective Funds and is for the benefit of and enforceable by each. The offering Prospectuses and this Agreement set forth the terms applicable to members of the Selling Group and all other representations or documents are subordinate. You understand that Class 529 shares of the Funds are available only as underlying investments through the Program.

2. Compensation on Sales of Class A Shares and Class 529-A Shares

a.	Category 1 Funds. On sales of Class A shares and Class 529-A shares of Funds listed in Category 1 on the attached Schedule A that are accepted by us and for which you are responsible, you will be paid dealer concessions as follows:

Purchases	Concession as Percentage of Offering Price	Sales Charge as Percentage of Offering Price
Less than $25,000	5.00%	5.75%
$25,000 but less than $50,000	4.25%	5.00%
$50,000 but less than $100,000	3.75%	4.50%
$100,000 but less than $250,000	2.75%	3.50%
$250,000 but less than $500,000	2.00%	2.50%
$500,000 but less than $750,000	1.60%	2.00%
$750,000 but less than $1,000,000	1.20%	1.50%
$1,000,000 or more	See below	None

b.	Category 2 Funds. On sales of Class A shares and Class 529-A shares of Funds listed in Category 2 on the attached Schedule A that are accepted by us and for which you are responsible, you will be paid the same dealer concessions indicated above except as follows:

Purchases	Concession as Percentage of Offering Price	Sales Charge as Percentage of Offering Price
Less than $100,000	3.00%	3.75%

c.	Category 3 Funds. On sales of Class A shares and Class 529-A shares of Funds listed in Category 3 on the attached Schedule A that are accepted by us and for which you are responsible, you will be paid dealer concessions as follows:

Purchases	Concession as Percentage of Offering Price	Sales Charge as Percentage of Offering Price
Less than $500,000	2.00%	2.50%
$500,000 but less than $750,000	1.60%	2.00%
$750,000 but less than $1 million	1.20%	1.50%
$1 million or more	See below	None

d.	Category 4 Funds. On sales of Class A shares and Class 529-A shares of the Funds listed in Category 4 on the attached Schedule A, no dealer concessions will be paid.

e.	Category 5 Funds. On sales of Class 529-A shares of Funds listed in Category 5 on the attached Schedule A that are accepted by us and for which you are responsible, you will be paid dealer concessions as follows:

Purchases	Concession as Percentage of Offering Price	Sales Charge as Percentage of Offering Price
Less than $100,000	3.50%	4.25%
$100,000 but less than $250,000	2.75%	3.50%
$250,000 but less than $500,000	2.00%	2.50%
$500,000 but less than $750,000	1.60%	2.00%
$750,000 but less than $1 million	1.20%	1.50%
$1 million or more	See below	None

f.	If you initiate and are responsible for sales of Class A shares and Class 529-A shares, a) amounting to $1 million or more, b) made to employer-sponsored defined contribution-type retirement plans that qualify to invest at net asset value under the terms of the Fund Prospectuses, or c) made at net asset value to endowments and foundations with assets of $50 million or more, you will be paid a dealer concession of 1.00% on sales to $4 million, plus 0.50% on amounts over $4 million up to $10 million, plus 0.25% on amounts over $10 million. No dealer concessions are paid on any other sales of shares at net asset value, except that concessions may be paid to dealers on their sales of fund shares to accounts managed by affiliates of The Capital Group Companies, Inc. as set forth in this Agreement. Sales of shares of Washington Mutual Investors Fund below $1 million made in connection with certain accounts established before September 1, 1969 are subject to reduced concessions and sales charges as described in the Washington Mutual Investors Fund Prospectus. With respect to sales of shares of any tax-exempt fund, the concession schedule for sales of shares to endowments and foundations or retirement plans of organizations with assets of $50 million or more is inapplicable. The schedules of sales charges above apply to single purchases, concurrent purchases of two or more of the Funds (except those listed in Category 4 on the attached Schedule A), and purchases made under a statement of intention and pursuant to the right of accumulation, both of which are described in the Prospectuses.

3. Ongoing Service Fees for Class A, Class 529-A, Class B and Class 529-B Shares

We are also authorized to pay you continuing service fees each quarter with respect to the Class A, Class 529-A, Class B and Class 529-B shares of all the Funds to promote selling efforts and to compensate you for providing certain services to your clients, subject to your compliance with the following terms, which may be revised by us from time to time. Such fee shall be paid within 30 days following the end of the quarter for which such fees are payable (currently the quarters are February, May, August and November). Your eligibility to continue receiving this compensation will be evaluated periodically, and your failure to comply with the terms below may result in our discontinuing service fee payments to you. Initial qualification does not assure continued participation, and this service fee program may be amended or terminated by us at any time as indicated below.

  You agree to cooperate as requested with programs that we provide to enhance shareholder service. You also agree to assume an active role in providing investment-related services, examples of which may include creating an investment plan, conducting periodic investment reviews, evaluating client investment needs, etc., as well as to encourage your representatives to supplement your provision of shareholder account-related services such as processing purchase and redemption transactions, establishing shareholder accounts and providing certain information and assistance with respect to the Funds. Redemption levels of shareholder accounts assigned to you will be considered in evaluating your continued participation in this service fee program.

b.	You agree to support our marketing and servicing efforts by granting reasonable requests for visits to your offices by our wholesalers.

c.	You agree to assign an individual to each shareholder account on your books and to reassign the account should that individual no longer be assigned to the account. You agree to instruct each such individual to regularly contact shareholders having accounts so assigned.

d.	You agree to pass through either directly or indirectly to the individual(s) assigned to such accounts a share of the service fees paid to you pursuant to this Agreement. You recognize that the service fee is intended to compensate the individual for providing, and encourage the individual to continue to provide, service to the account holder.

e.	You acknowledge that (i) all service fee payments are subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time, (ii) in order to receive a service fee for a particular quarter, the fee must amount to at least $10, and (iii) no service fees will be paid on shares purchased under the net asset value purchase privilege as described in the Funds’ statements of additional information.

f.	Ongoing compensation under this Agreement is subject to your providing the investment related services described above in paragraph (a).

g.	On Class A, Class 529-A, Class B and Class 529-B shares of Funds listed in Category 1, Category 2, Category 3 and Category 5 on the attached Schedule A, we will pay you a quarterly service fee at the following annual rates, based on the average daily net asset value of Class A, Class 529-A, Class B and Class 529-B shares, respectively, that have been invested for 12 months and are held in an account assigned to you at the end of the quarter for which payment is made:

Annual Service Fee Rate
Shares with a first anniversary of purchase before 7-1-88*	0.15%
Shares with a first anniversary of purchase on or after 7-1-88	0.25%
Shares of state-specific tax-exempt funds	0.25%
h.	On Class A, Class 529-A, Class B and Class 529-B shares of Funds listed in Category 4 on the attached Schedule A, we will pay you a quarterly service fee at the following annual rates, based on the average daily net asset value of Class A, Class 529-A, Class B and Class 529-B shares, respectively, that have been invested for 12 months and are held in an account assigned to you at the end of the quarter for which payment is made:

Annual Service Fee Rate
All Shares	0.15%
i.	Notwithstanding anything to the contrary in the Agreement, on Class A, Class 529-A, Class B and Class 529-B shares of Short-Term Bond Fund of America and Class A and Class B shares of American Funds Short-Term Tax-Exempt Bond Fund, we will pay you a quarterly service fee at the following annual rates, based on the average daily net asset value of Class A, Class 529-A, Class B and Class 529-B shares, respectively, that have been invested for 12 months and are held in an account assigned to you at the end of the quarter for which payment is made:

Annual Service Fee Rate
All Shares	0.15%

4. Compensation on Sales of Class C Shares and Class 529-C Shares

a.	On sales of Class C shares and Class 529-C shares of Funds listed in Category 1, Category 2, Category 3 and
Category 5 on the attached Schedule A that are accepted by us and for which you are responsible, we will pay you:

• a dealer concession of 0.75% of the amount invested, plus

• an immediate service fee of 0.25% of the amount invested.

b.	In addition, we will pay you ongoing compensation on a quarterly basis at the annual rate of 1.00% of the average daily net asset value of Class C shares and Class 529-C shares of Funds listed in Category 1, Category 2, Category 3, Category 4 and Category 5 on the attached Schedule A that have been invested for 12 months and are held in an account assigned to you at the end of the quarter for which payment is made. The payment of this ongoing compensation is subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time.

5. Compensation on Class F-1 Shares

On Class F-1 shares of the Funds that were converted from Class C shares of the Funds or that were transferred to you and not held in a fee-based program, we will pay you ongoing compensation on a quarterly basis at the annual rate of 0.25% of the average daily net asset value of Class F-1 shares of the Funds listed in Category 1, Category 2, Category 3 and

Category 4 on the attached Schedule A that are held in an account assigned to you at the end of the quarter for which payment is made. The payment of this ongoing compensation is subject to the limitations contained in each Fund’s Plan of

Distribution and may be varied or discontinued at any time. You may not purchase Class F-1 shares of the Funds unless you have executed a separate agreement allowing for the purchase of Class F-1 shares. In addition, no fees shall be payable on Class F-1 shares pursuant to this Agreement if you have executed a separate agreement allowing for the purchase of Class F-1 shares.

6. Compensation on Sales of Class 529-E Shares

We will pay you ongoing compensation on a quarterly basis at the annual rate of 0.50% of the average daily net asset value of Class 529-E shares of Funds listed in Category 1, Category 2, Category 3, Category 4 and Category 5 on the attached Schedule A that are held in an account assigned to you at the end of the quarter for which payment is made. The payment of this ongoing compensation is subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time.

7. Retirement Plan Share Classes (R shares) and Account Options (for retirement plans only)

a.	We will pay you ongoing compensation on a quarterly basis, at the applicable annual rate set forth below, of the average daily net asset value of R shares of Funds listed in Category 1, Category 2, Category 3 and Category 4 on the attached Schedule A that are held in an employer-sponsored retirement plan (Plan) account assigned to you at the end of the quarter for which payment is made. The payment of this ongoing compensation is subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time. We expect that you will maintain one account for each of your Plan customers on the books of the Funds.

R Share Class	Annual Compensation Rate
Class R-1	1.00%
Class R-2	0.75%
Class R-3	0.50%
Class R-4	0.25%
Class R-5	No compensation paid
Class R-6	No compensation paid

b.	If you hold Plan accounts in an omnibus account (i.e., multiple Plans in one account on the books of the Funds), Plans that are added to the omnibus account after May 15, 2002 may invest only in R shares, and you must execute an Omnibus Addendum to the Selling Group Agreement, which you can obtain by calling our Home Office Service Team at 800/421-5475, extension 8, option 1.

c.	Mutual Funds Sold Through PlanPremier. With respect to sales you make through American Funds’ PlanPremier retirement plan recordkeeping program, we will pay you as servicing dealer ongoing compensation on a quarterly basis, at the applicable annual rate set forth below, of the average daily net asset value of Eligible Plan Assets that are held in a Plan assigned to you at the end of the quarter for which payment is made. For purposes of this Agreement, Eligible Plan Assets mean total Plan Assets (including assets invested in American Funds and other mutual funds or investment options approved for use in PlanPremier), excluding (i) assets held in self-directed brokerage accounts, (ii) employer stock and (iii) any other investment option not approved for use in PlanPremier. This ongoing compensation will accrue on a calendar-quarter basis. The payment of this compensation is subject to the limitations contained in each American Funds’ Plan of Distribution and may be varied or discontinued at any time.

Eligible Plan Assets[1]	Annual Compensation Rate
Eligible Plan Assets that include American Funds Class R-2 Shares	0.65%
Eligible Plan Assets that include American Funds Class R-3 Shares	0.35%
Eligible Plan Assets that include American Funds Class R-4 Shares	0.20%
Eligible Plan Assets that include American Funds Class R-5 Shares	No compensation paid
Eligible Plan Assets that include American Funds Class R-6 Shares	No compensation paid

The compensation described above will take effect with any Plan for which a PlanPremier proposal was generated on or after July 31, 2006. The terms of compensation payable with respect to Plans participating in PlanPremier as of July 30, 2006 will continue unaffected. Plans for which PlanPremier proposals were generated on or before July 30, 2006 will retain the terms of compensation in effect for Plans participating in PlanPremier as of the proposal date so long as the Plan sponsor committed to participating in PlanPremier by December 31, 2006.

Notwithstanding the foregoing, no compensation will be paid on shares of American Funds Money Market Fund held through the PlanPremier program. Payments may resume at a future date, if the fund’s investment adviser determines, in its sole discretion, that the yield on the fund’s portfolio securities supports such payments.

8.	Recordkeeper Direct (multi-fund)

a. Ongoing Service Fee

You shall be paid continuing service fees each month with respect to Contracts to compensate you for providing certain services to your clients, including assuming an active role in providing investment-related services, examples of which may include creating an investment plan, conducting periodic investment reviews evaluating client investment needs, etc. Such fee shall be paid within 30 days following the end of the month for which such fees are payable. Your eligibility to continue receiving this compensation will be evaluated periodically, and your failure to comply with the terms of the Agreement may result in discontinuing service fee payments to you. Initial qualification does not assure continued participation, and this service fee program may be amended or terminated by us at any time.

With respect to Contracts you shall be paid a monthly service fee at the following annual rates, based on the average daily values of Contracts held in an account assigned to you at the end of the month for which payment is made.

Option 1	Option 2	Option 3	Option 4	Option 5	Option 6	Option 7	Option 8
0.75%	0.65%	0.60%	0.50%	0.40%	0.25%	none	none

The rates for ongoing service fees set forth above will be modified as set forth below in paragraph b if a broker or adviser chooses to be paid dealer concessions on all contributions and deposits into Contracts (“Purchase Payments”) within the first year of inception of the Contract.

  Compensation on sales of the Contracts

(i)                   A broker or advisor may choose to accept dealer concessions on Purchase Payments within the first year of inception of the Contract in connection with Options 1, 3, 4 or 5. If this option is utilized, for sales of Contracts that are accepted by us and for which you are responsible you will be paid dealer concessions on all Purchase Payments within the first year of inception of the Contract, as follows:

Concession as a percentage of Purchase Payment

Option 1	Option 2	Option 3	Option 4	Option 5	Option 6	Option 7	Option 8
1.00%	N/A	1.00%	0.75%	0.50%	N/A	N/A	N/A

(ii)                 If this option is utilized, with respect to Contracts you shall be paid a monthly service fee at the following annual rates, based on the average daily values of Contracts held in an account assigned to you at the end of the month for which payment is made.

Option 1	Option 3	Option 4	Option 5
none in year one; 0.40% in years two and three and 0.75% thereafter	none in year one; 0.20% in years two and three and 0.60% thereafter	none in year one; 0.25% in years two and three and 0.50% thereafter	none in year one; 0.20% in years two and three and 0.40% thereafter

(iii)                You agree to return all concessions paid to you pursuant to paragraph b(i) in connection with Purchase Payments made in respect of any Contract for which the Contract owner has elected to terminate the Contract within the first two (2) years of the Contract’s inception. You acknowledge and agree that any such amounts may be deducted from any amounts owed to you pursuant to this Agreement. To the extent any amount payable to you under the Agreement is not sufficient to recompense amounts due pursuant to this provision; you agree to promptly pay any such amounts due and owing.

  Payment of compensation will be subject to certain underwriting minimums and practices, as determined by us to be applicable to the Contracts. These Contract underwriting minimums and compensation practices will be applied to the Contracts in a nondiscriminatory manner.
d.	Acknowledgements

(i) Neither you nor your representatives shall engage in any activities that would require insurance agent licensing in the state or jurisdiction where such activities are performed, unless and until such persons are properly licensed to perform such services in the particular state or other jurisdiction. As used herein, “properly licensed” includes the filing of an appointment by Great-West and/or other person when required by the laws or regulations of the applicable state or jurisdiction.

(ii) You shall, from time to time, advise us of your representatives that you wish Great-West to appoint as their insurance agents. In that connection, you shall conduct background investigations of your representatives to determine their qualifications, good character and moral fitness to offer and sell Contracts, and shall prepare and submit completed agent appointment forms to us for Great-West’s approval. Great-West will be responsible for forwarding all approved agent appointment forms in a timely manner to the appropriate state insurance departments and pay all required appointment fees. Great-West may refuse to appoint your representatives as insurance agents and may terminate an agent’s appointment, but agrees not to act unreasonably in doing so and will promptly notify you in the event that such action is taken.

(iii) You shall undertake all actions necessary and pay all costs to effect licensing of your representatives and renewals thereof as required to offer and sell Contracts.

(iv) Neither you nor your representatives shall have any authority to, and shall not: (i) add, alter, waive or discharge any Contract or application provision or represent that such can be done by us or Great-West; (ii) extend the time of making any payments; (iii) alter or substitute our or Great-West’s forms in any manner; (iv) give or offer to give, on our behalf or on behalf of Great-West, any tax or legal advice related to the purchase of a Contract; or (v) guarantee the issuance of any Contract or the reinstatement of any lapsed Contract.

(v) Neither you nor any of your representatives shall make any representations concerning the Contracts, except those contained in or reasonably derived from the Contract, or in other written materials prepared, or reviewed, by us.

9. Order Processing

Any order by you for the purchase of shares of the respective Funds through us shall be accepted at the time when it is received by us (or any clearing house agency that we may designate from time to time), and at the offering and sale price next determined, unless rejected by us or the respective Funds. In addition to the right to reject any order, the Funds have reserved the right to withhold shares from sale temporarily or permanently. We will not accept any order from you that is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedures relating to the handling of orders shall be subject to instructions that we shall forward from time to time to all members of the Selling Group. The shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds subject to deduction of all concessions on such sale (reallowance of any concessions to which you are entitled on purchases at net asset value will be paid through our direct purchase concession system). If payment for the shares purchased is not received within three days after the date of confirmation the sale may be cancelled forthwith, by us or by the respective Funds, without any responsibility or liability on our part or on the part of the Funds, and we and/or the respective Funds may hold you responsible for any loss, expense, liability or damage, including loss of profit suffered by us and/or the respective Funds, resulting from your delay or failure to make payment as aforesaid.

10. Timeliness of Submitting Orders

a.	You are obliged to date and indicate the time of receipt of all orders you receive from your customers and to transmit promptly all orders to us in time to provide for processing at the price next determined after receipt by you, in accordance with the Prospectuses. You are not to withhold placing with us orders received from any customers for the purchase of shares. You shall not purchase shares through us except for the purpose of covering purchase orders already received by you, or for your bona fide investment.

b. You confirm that your firm has policies and procedures in place to ensure that only those orders received by your firm by 4:00 p.m. Eastern Time on any business day will be submitted to us to receive that business day’s price. Orders received by you after 4:00 p.m. Eastern Time must be executed at the price next determined after the order was received by you.

11. Repurchase of Shares

If any share is repurchased by any of the Funds or is tendered thereto for redemption within seven business days after confirmation by us of the original purchase order from you for such security, you shall forthwith refund to us the full concessions paid to you on the original sale.

12. Processing Redemption Requests

You shall not purchase any share of any of the Funds from a record holder at a price lower than the net asset value next determined by or for the Funds’ shares. You shall, however, be permitted to sell any shares for the account of a shareholder of the Funds at the net asset value currently quoted by or for the Funds’ shares, and may charge a fair service fee for handling the transaction provided you disclose the fee to the record owner.

13. Prospectuses and Marketing Materials

We shall furnish you without charge reasonable quantities of offering Prospectuses (including any supplements currently in effect), current shareholder reports of the Funds, and sales materials issued by us from time to time. In the purchase of shares through us, you are entitled to rely only on the information contained in the offering Prospectus(es). You may not publish any advertisement or distribute sales literature or other written material to the public that makes reference to us or any of the Funds (except material that we furnished to you) without our prior written approval.

14. Effect of Prospectus

This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of shares made in offering Prospectuses of the Funds, and to the applicable Rules of FINRA, which shall control and override any provision to the contrary in this Agreement.

15. Relationship of Parties

You shall make available shares of the Funds only through us. In no transaction (whether of purchase or sale) shall you have any authority to act as agent for, partner of, or participant in a joint venture with us or with the Funds or any other entity having either a Selling Group Agreement or other Agreement with us.

16. State Securities Qualification

We act solely as agent for the Funds and are not responsible for qualifying the Funds or their shares for sale in any jurisdiction. Upon written request we will provide you with a list of the jurisdictions in which the Funds or their shares are qualified for sale. We also are not responsible for the issuance, form, validity, enforceability or value of Fund shares.

17. Representations

a.	You represent that (i) you are a properly registered or licensed broker or dealer under applicable federal and state securities laws and regulations and are complying with and will continue to comply with all applicable federal and state laws, rules and regulations, (ii) you are a member of FINRA, (iii) your membership with FINRA is not currently suspended or terminated and (iv) to the extent you offer any Class 529 shares, you are properly registered to offer such shares.

b.	We represent that (i) we are acting as an underwriter within the meaning of the applicable rules of FINRA and are complying with and will continue to comply with all applicable federal and state laws, rules and regulations, (ii) we are a member of FINRA and (iii) our membership with FINRA is not currently suspended or terminated.

c. Each party to this Agreement represents that it will comply with all applicable laws, including applicable state privacy laws.

d.	Each party agrees to notify the other party immediately in writing if the foregoing representations cease to be true to a material extent.

18. Confidentiality

Each party to this Agreement agrees to maintain all information received from the other party pursuant to this Agreement in confidence, and each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted by applicable laws, rules and regulations. This provision shall survive the termination of this Agreement.

19. Termination

Either of us may cancel this Agreement at any time by written notice to the other.

20. Notices

All communications to us should be sent to the following address:

American Funds Distributors, Inc.

Attn: Contract Administration
3500 Wiseman Boulevard
San Antonio, TX 78251-4321

Telephone No.: 800/421-5475, ext 8

Facsimile No.: 210/474-4088

Any notice to you shall be duly given if mailed or sent by overnight courier to you at the address specified by you below.

21. Miscellaneous

a. For all classes except F-1 shares, payments of 12b-1 fees to you for payment to your financial advisors in respect of American Funds Money Market Fund are currently suspended. Payments may resume at a future date, if the fund’s investment advisor determines, in its sole discretion, that the yield on the fund’s portfolio securities supports such payments. Payments of Class F-1 12b-1 fees in respect of American Funds Money Market Fund may be discontinued if the fund’s investment adviser determines, in its sole discretion, that the yield on the fund’s portfolio securities does not support such payments. We currently intend to make these payments under this Agreement.

b. We reserve the right not to pay any compensation more than six (6) months in arrears in respect of accounts and/or assets that were not timely identified as eligible for compensation pursuant to this Agreement.

* * * * *

Execute this Agreement in duplicate and return one of the duplicate originals to us for our file. This Agreement (i) may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of any such amendment; (ii) may be electronically stored and the electronic copy shall constitute a true, complete, valid, authentic and enforceable record of the Agreement; and (iii) shall be construed in accordance with the laws of the State of California.

Very truly yours,

American Funds Distributors, Inc.

By /s/ Kevin G. Clifford

Kevin G. Clifford

Chairman, President and Chief Executive Officer

Accepted

________________________________________________

Firm

By_____________________________________________

Officer or Partner

________________________________________________

Print Name

________________________________________________

Title

Address:

________________________________________________

________________________________________________

Date:

________________________________________________

	A	B	C	F-1	529-A	529-B	529-C	529-E	R-1	R-2	R-3	R-4	R-5	R-6
Category 1
AMCAP Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
American Balanced Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
American Funds Developing World Growth and Income Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
American Funds Global Balanced Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●

American Funds Portfolio Series

American Funds Balanced Portfolio

American Funds Global Growth Portfolio

American Funds Growth and Income Portfolio

American Funds Growth Portfolio

American Funds Income Portfolio

	●	e	●	e	●	e	●	●	●	●	●	●	●	●
American Funds Target Date Retirement Series	●	e	●	e	na	na	na	na	●	●	●	●	●	●
American Mutual Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
Capital Income Builder	●	e	●	e	●	e	●	●	●	●	●	●	●	●
Capital World Growth and Income Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
EuroPacific Growth Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
Fundamental Investors	●	e	●	e	●	e	●	●	●	●	●	●	●	●
The Growth Fund of America	●	e	●	e	●	e	●	●	●	●	●	●	●	●
The Income Fund of America	●	e	●	e	●	e	●	●	●	●	●	●	●	●
International Growth and Income Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
The Investment Company of America	●	e	●	e	●	e	●	●	●	●	●	●	●	●
The New Economy Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
New Perspective Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
New World Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
SMALLCAP World Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
Washington Mutual Investors Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
Category 2
American Funds Mortgage Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
American Funds Portfolio Series American Funds Tax-Advantaged Income Portfolio	●	e	●	e	na	na	na	na	na	na	na	na	na	na
American Funds Tax-Exempt Fund of New York	●	e	●	e	na	na	na	na	na	na	na	na	na	na
American High-Income Municipal Bond Fund	●	e	●	e	na	na	na	na	na	na	na	na	na	na
American High-Income Trust	●	e	●	e	●	e	●	●	●	●	●	●	●	●
The Bond Fund of America	●	e	●	e	●	e	●	●	●	●	●	●	●	●
Capital World Bond Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●
The Tax-Exempt Bond Fund of America	●	e	●	e	na	na	na	na	na	na	na	na	na	na
The Tax-Exempt Fund of California	●	e	●	e	na	na	na	na	na	na	na	na	na	na
The Tax-Exempt Fund of Maryland	●	e	●	e	na	na	na	na	na	na	na	na	na	na
The Tax-Exempt Fund of Virginia	●	e	●	e	na	na	na	na	na	na	na	na	na	na
U.S. Government Securities Fund	●	e	●	e	●	e	●	●	●	●	●	●	●	●

	A	B	C	F-1	529-A	529-B	529-C	529-E	R-1	R-2	R-3	R-4	R-5	R-6
Category 3
American Funds College Enrollment Fund American Funds Portfolio Series American Funds Preservation Portfolio American Funds Tax-Exempt Preservation Portfolio	na ● ●	na e e	na ● ●	na e e	● ● na	e e na	● ● na	● ● na	na ● na	na ● na	na ● na	na ● na	na ● na	na ● na
American Funds Short-Term Tax-Exempt Bond Fund	●	na	na	e	na	na	na	na	na	na	na	na	na	na
Intermediate Bond Fund of America	●	e	e	e	●	e	e	●	●	●	●	●	●	●
Limited Term Tax-Exempt Bond Fund of America	●	e	e	e	na	na	na	na	na	na	na	na	na	na
Short-Term Bond Fund of America	●	e	e	e	●	e	e	●	●	●	●	●	●	●
Category 4
American Funds Money Market Fund Category 5	●	e	e	e	●	e	e	●	●	●	●	●	●	●
American Funds College Target Date Series (all funds except American Funds College Enrollment Fund)	na	na	na	na	●	e	●	●	na	na	na	na	na	na

Class F-1, Class F-2 and Class 529-F-1 shares are available for purchase pursuant to a separate agreement.

●	Share class is available
e	Share class is available for exchanges only
na	Share class is not available

* Except U.S. Government Securities Fund, which pays service fees at the 0.25% rate on all shares held at least 12 months.

[1] American Funds Class R-1 shares are not available to Plans for which a PlanPremier proposal is generated on or after July 31, 2006.

American Funds Distributors, Inc. 333 South Hope Street Los Angeles, California 90071 Telephone 800/421-5475 ext. 8

Class F Share Participation Agreement

Ladies and Gentlemen:

We have entered into a principal underwriting agreement with each Fund in The American Funds Group (Funds) under which we are appointed exclusive agent for the sale of Class F-1 shares and Class F-2 shares of the Funds (together Shares or Class F shares). You have represented that you maintain a fee-based program(s) or you place trades for your representatives, your affiliates, or third-party broker-dealers that maintain fee-based programs (Program or Programs) under which your or their clients (Clients) may purchase shares of participating open-end investment companies at net asset value. We are willing to make available to you Shares of the Funds as are qualified for sale in your state for purchase by Clients through the Program(s), subject to the terms and conditions below and the Fund Prospectuses.

1.      Authorization to Sell

You may offer to non-retirement plan Clients that are participating in the Program Shares of the Funds only at the regular public price currently determined by the respective Funds in the manner described in their offering Prospectuses. The offering Prospectuses and this Agreement set forth the terms applicable to your making Fund Shares available to your clients and all other representations or documents are subordinate. If you offer Class A shares of the Funds on a load-waived basis pursuant to an Addendum to your American Funds Selling Group Agreement, that Addendum is terminated as to any new accounts effective March 15, 2001. However, you may continue to offer Class A shares of the Funds on a load-waived basis to accounts existing on March 15, 2001. Class F shares are not available to retirement plan Clients, only Class R shares may be used. The terms of your Selling Group Agreement with us will control that arrangement.

2.      Compensation for Sales of Fund Shares

a.	In consideration of your making Class F-1 shares of the Funds available through the Program, we will pay you compensation on a quarterly basis at the annual rate of 0.25% of the average daily net asset value of Class F-1 shares of Funds listed on Schedule A that are held in an account assigned to you. Such fee shall be paid within 30 days following the end of the quarter for which such fees are payable (currently the quarters are February, May, August and November). In order to receive a service fee for a particular quarter, the fee must amount to at least $10. The payment of this compensation is subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time. No compensation shall be paid under this Agreement on Class F-2 shares of the Funds.

b.	If you offer American Funds Money Market Fund, you acknowledge and agree that we may discontinue making payments of 12b-1 fees in respect of American Funds Money Market Fund if the fund’s investment adviser determines, in its sole discretion, that the yield on the fund’s portfolio securities does not support such payments. We currently intend to make these payments under this Agreement.

c.	You agree that if you are assigned to an account holding Class F-1 shares of the Funds that were converted from Class C shares of the Funds and those Class F-1 shares are held outside of a Program, you will pass through a portion of the fee paid under this section to the financial adviser associated with the account.

3.      Compensation for Services

You may be eligible to receive compensation for providing certain services in respect of Shares of the Funds if you meet the requirements of and enter into a Dealer Services Agreement with American Funds Service Company.

4.      Order Processing

a. Any order by you for the purchase of Shares of the respective Funds through us shall be accepted at the time when it is received by us (or any clearing house agency that we may designate from time to time), and at the offering and sale price next determined, unless rejected by us or the respective Funds. In addition to the right to reject any order, the Funds have reserved the right to withhold Shares from sale temporarily or permanently. We will not accept any order from you that is placed on a conditional basis or subject to any delay or contingency prior to execution. The Shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected New York or Los Angeles

Clearing House funds. If payment for the Shares purchased is not received within three days after the date of confirmation the sale may be cancelled, by us or by the respective Funds, without any responsibility or liability on our part or on the part of the Funds. In such event, we and/or the respective Funds may hold you responsible for any loss,

expense, liability or damage, including loss of profit suffered by us and/or the respective Funds resulting from your delay or failure to make payment as aforesaid.

b.	You shall place orders for the purchase and redemption of Shares as described in the Dealer Services Agreement with American Funds Service Company.

5. Timeliness of Submitting Orders

a. You are obliged to date and indicate the time of receipt of all orders you receive from your clients and to transmit promptly all orders to us in time to provide for processing at the price next determined after receipt by you, in accordance with the Prospectuses. You are not to withhold placing with us orders received from any customers for the purchase of Shares. You shall not purchase Shares through us except for the purpose of covering purchase orders already received by you, or for your bona fide investment.

b. You confirm that you have policies and procedures in place to ensure that only those orders received by you by 4:00 p.m.

Eastern Time on any business day will be submitted to us to receive that business day’s price. Orders received by you after 4:00 p.m. Eastern Time must be executed at the price next determined after the order was received by you.

6. Processing Redemption Requests

You shall not purchase any Share of any of the Funds from a record holder at a price lower than the net asset value next determined by or for the Funds’ Shares. You shall, however, be permitted to sell any shares for the account of a shareholder of the Funds at the net asset value currently quoted by or for the Funds’ shares, and may charge a fair service fee for handling the transaction provided you disclose the fee to the record owner.

7. Prospectuses and Marketing Materials

We shall furnish you without charge reasonable quantities of offering Prospectuses (including any supplements currently in effect), current shareholder reports of the Funds, and sales materials issued by us from time to time. In the purchase of Shares through us, you are entitled to rely only on the information contained in the offering Prospectus(es). You may not publish any advertisement or distribute sales literature or other written material to the public that makes reference to us or any of the Funds (except material that we furnished to you) without our prior written approval.

8. Effect of Prospectus

This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of Shares made in offering Prospectuses of the Funds, and to the applicable Rules of the Financial Industry Regulatory Authority (FINRA), which shall control and override any provision to the contrary in this Agreement

9. Relationship of Parties

You shall make available Shares of the Funds only through us. In no transaction (whether of purchase or sale) shall you have any authority to act as agent for, partner of, or participant in a joint venture with us or with the Funds or any other entity having an Agreement with us.

10. State Securities Qualification

We act solely as agent for the Funds and are not responsible for qualifying the Funds or their Shares for sale in any jurisdiction. Upon written request, we will provide you with a list of the jurisdictions in which the Funds or their Shares are qualified for sale. We also are not responsible for the issuance, form, validity, enforceability or value of Fund Shares.

11. Representations

a.	You represent that you are (a)(i) a properly registered or licensed broker or dealer under applicable federal and state securities laws and regulations, (ii) a member of FINRA and (iii) not currently under an order suspending or terminating your membership with FINRA, or (b) an entity that is affiliated with a FINRA-registered broker-dealer firm. (The provisions of this section do not apply to a broker or dealer located in a foreign country and doing business outside the jurisdiction of the United States.)

b.	Each party to this Agreement represents that it will comply with all applicable laws, including applicable state privacy laws.

c.	Each party agrees to notify the other party immediately in writing if the foregoing representations cease to be true to a material extent.

12. Confidentiality

Each party to this Agreement agrees to maintain all information received from the other party pursuant to this Agreement in confidence, and each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted by applicable laws, rules and regulations. This provision shall survive the termination of this Agreement.

13. Termination

Either of us may cancel this Agreement at any time by written notice to the other.

14. Notices

All communications to us should be sent to the following address:

American Funds Distributors, Inc.

Attn: Contract Administration
3500 Wiseman Boulevard
San Antonio, TX 78251-4321

Telephone No.: 800/421-5475, ext 8

Facsimile No.: 210/474-4088

Any notice to you shall be duly given if mailed or sent by overnight courier to you at the address specified by you below.

15. Miscellaneous

We reserve the right not to pay any compensation more than six (6) months in arrears in respect of accounts and/or assets that were not timely identified as eligible for compensation pursuant to this Agreement.

* * * * *

Execute this Agreement in duplicate and return one of the duplicate originals to us for our file. This Agreement (i) may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of any such amendment; (ii) may be electronically stored and the electronic copy shall constitute a true, complete, valid, authentic and enforceable record of the Agreement; and (iii) shall be construed in accordance with the laws of the State of California.

Very truly yours,

American Funds Distributors, Inc.

By /s/ Kevin G. Clifford

Kevin G. Clifford

Chairman, President and Chief Executive Officer

Accepted

________________________________________________

Firm

By_____________________________________________

Officer or Partner

________________________________________________

Print Name

________________________________________________

Title

Address:

________________________________________________

________________________________________________

Date:

________________________________________________

SCHEDULE A

LIST OF FUNDS

February 21, 2014

AMCAP Fund	Fundamental Investors
American Balanced Fund	The Growth Fund of America
American Funds Developing World Growth and Income Fund	The Income Fund of America
American Funds Global Balanced Fund	Intermediate Bond Fund of America
American Funds Portfolio Series	International Growth and Income Fund
American Funds Money Market Fund	The Investment Company of America
American Funds Mortgage Fund	Limited Term Tax-Exempt Bond Fund of America
American Funds Short-Term Tax-Exempt Bond Fund	The New Economy Fund
American Funds Target Date Retirement Series	New Perspective Fund
American Funds Tax-Exempt Fund of New York	New World Fund
American High-Income Municipal Bond Fund	Short-Term Bond Fund of America
American High-Income Trust	SMALLCAP World Fund
American Mutual Fund	The Tax-Exempt Bond Fund of America
The Bond Fund of America	The Tax-Exempt Fund of California
Capital Income Builder	The Tax-Exempt Fund of Maryland
Capital World Bond Fund	The Tax-Exempt Fund of Virginia
Capital World Growth and Income Fund	U.S. Government Securities Fund
EuroPacific Growth Fund	Washington Mutual Investors Fund

American Funds Distributors, Inc. 333 South Hope Street Los Angeles, California 90071 Telephone 800/421-5475, ext. 8

Bank/Trust Company Participation Agreement

for Class F Shares

Ladies and Gentlemen:

We have entered into a principal underwriting agreement with each Fund in The American Funds Group (Funds) under which we are appointed exclusive agent for the sale of Class F-1 shares and Class F-2 shares of the Funds (together Shares or Class F shares). You have represented that you maintain fee-based program(s) (Program) under which you and your clients (Clients) may purchase shares of participating open-end investment companies at net asset value and you charge those Clients an asset-based fee or other fees tied to the value of their holdings. You have indicated that you wish to act as agent for your customers in connection with the purchase and redemption of Shares of the Funds as are qualified for sale in your state for purchase by Clients through the Program(s), subject to the terms set forth below and in the Fund Prospectuses.

1. Authorization

a.	You may offer to non-retirement plan Clients that are participating in the Program Shares of the Funds only at the regular public price currently determined by the respective Funds in the manner described in their offering Prospectuses. The offering Prospectuses and this Agreement set forth the terms applicable to sales of Shares of the Funds through you and all other representations or documents are subordinate. In placing orders for the purchase and sale of Shares of the Funds, you will be acting as agent for your customers. We shall execute transactions for each of your customers only upon your authorization. Class F shares are not available to retirement plan Clients, only Class R shares may be used and the terms of your American Funds Bank/Trust Company Selling Group Agreement will control that arrangement.

b.	If your firm is providing trading and custodial services to other banks and the Client purchasing Shares is a client of another bank, you may not facilitate those transactions unless you disclose the identity of the underlying bank representing that client. (You shall also disclose the identity of any introducing intermediary (for example, broker, consultant, or registered investment advisor) involved in any transaction that you facilitate. The required disclosures shall be made in such format as we mutually agree.

2. Compensation for Sales of Fund Shares

a. In consideration of your making Class F-1 shares of the Funds available through the Program, we will pay you compensation from the Funds’ 12b-1 Plans on a quarterly basis at the annual rate of 0.25% of the average daily net asset value of Class F-1 shares of Funds listed on Schedule A that are held in an account assigned to you. Such fee shall be paid within 30 days following the end of the quarter for which such fees are payable (currently the quarters are February, May, August and November). In order to receive a service fee for a particular quarter, the fee must amount to at least $10. The payment of this compensation is subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time. No compensation shall be paid under this Agreement on Class F-2 shares of the Funds.

b.	If you offer American Funds Money Market Fund, you acknowledge and agree that we may discontinue making payments of 12b-1 fees in respect of American Funds Money Market Fund if the fund’s investment advisor determines, in its sole discretion, that the yield on the fund’s portfolio securities does not support such payments. We currently intend to make these payments under this Agreement.

c. You represent that you have received a legal opinion that your receipt of 12b-1 distribution fees will not violate any applicable federal or state laws or regulations.

3.      Compensation for Services

You may be eligible to receive compensation for providing certain services in respect of Shares of the Funds if you meet the requirements of and enter into a Bank Services Agreement with American Funds Service Company.

4. Order Processing

Any order by you for the purchase of Shares of the respective Funds through us shall be accepted at the time when it is received by us (or any clearinghouse agency that we may designate from time to time), and at the offering and sale price next determined, unless rejected by us or the respective Funds. In addition to the right to reject any order, the Funds have reserved the right to withhold Shares from sale temporarily or permanently. We will not accept any order from you that is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to the rules of the National Securities Clearing Corporation (NSCC) and any instructions that we shall forward from time to time to all members of the Selling Group. The Shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds subject to deduction of all compensation on such sale (reallowance of any compensation to which you are entitled on purchases at net asset value will be paid through our direct purchase compensation system). If payment for the Shares purchased is not received within the time limits set forth by the NSCC, the sale may be cancelled forthwith, by us or by the respective Funds, without any responsibility or liability on our part or on the part of the Funds, and we and/or the respective Funds may hold you responsible for any loss, expense, liability or damage, including loss of profit suffered by us and/or the respective Funds resulting from your delay or failure to make payment as aforesaid.

5. Timeliness of Submitting Orders

a.	You are obliged to date and indicate the time of receipt of all orders you receive from your customers and to transmit promptly all orders to us in time to provide for processing at the price next determined after receipt by you, in accordance with the Prospectuses. You are not to withhold placing with us orders received from any customers for the purchase of Shares. You shall not purchase Shares through us except for the purpose of covering purchase orders already received by you, or for your bona fide investment.

b.	You confirm that you have policies and procedures in place to ensure that only those orders received by you by 4:00 p.m. Eastern Time on any business day will be submitted to us to receive that business day’s price. Orders received by you after 4:00 p.m. Eastern Time must be executed at the price next determined after the order was received by you.

6. Processing Redemption Requests

You shall not purchase any share of any of the Funds from a record holder at a price lower than the net asset value next determined by or for the Funds’ Shares. You shall, however, be permitted to sell any Shares for the account of a shareholder of the Funds at the net asset value currently quoted by or for the Funds’ Shares, and may charge a fair service fee for handling the transaction provided you disclose the fee to the record owner.

7. Prospectuses and Marketing Materials

We shall furnish you without charge reasonable quantities of offering Prospectuses (including any supplements currently in effect) current shareholder reports of the Funds, and sales materials issued by us from time to time. In the purchase of Shares through us, you are entitled to rely only on the information contained in the offering Prospectus(es). You may not publish any advertisement or distribute sales literature or other written material to the public that makes reference to us or any of the Funds (except material that we furnished to you) without our prior written approval.

8. Effect of Prospectus

This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of Shares made in offering Prospectuses of the Funds, which shall control and override any provision to the contrary in this Agreement. Notwithstanding any contrary provision in this Agreement, you shall comply with the terms of the Prospectuses of the Funds.

9. Relationship of Parties

You shall make available Shares of the Funds only through us. In no transaction (whether of purchase or sale) shall you have any authority to act as agent for, partner of, or participant in a joint venture with us or with the Funds or any other entity having either a Bank Selling Group Agreement or other Agreement with us.

10. State Securities Qualification

We act solely as agent for the Funds and are not responsible for qualifying the Funds or their Shares for sale in any jurisdiction. Upon written request we will provide you with a list of the jurisdictions in which the Funds or their Shares are qualified for sale. We also are not responsible for the issuance, form, validity, enforceability or value of Fund Shares.

11. Representations

a.	You represent that you are (a) a properly registered or licensed broker or dealer under applicable federal and state securities laws and regulations, a member of the Financial Industry Regulatory Authority (FINRA), and your membership with FINRA is not currently suspended or terminated or (b) a "bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (or other financial institution) and not otherwise required to register as a broker or dealer under such Act or any state laws. You agree to notify us immediately in writing if this representation ceases to be true. You also agree that, if you are a bank or other financial institution as set forth above, you will comply with the applicable rules of FINRA, that you will maintain adequate records with respect to your customers and their transactions, and that such transactions will be without recourse against you by your customers. We recognize that, in addition to applicable provisions of state and federal securities laws, you may be subject to the provisions of other laws governing, among other things, the conduct of activities by federal and state-chartered and supervised financial institutions and their affiliated organizations. Because you will be the only entity having a direct relationship with the customer in connection with securities purchases hereunder, you will be responsible in that relationship for insuring compliance with all applicable federal and state laws and regulations relating to securities purchases hereunder.

b.	Each party to this Agreement represents that it will comply with all applicable laws, including applicable state privacy laws.

c. Each party agrees to notify the other party immediately in writing if the foregoing representations cease to be true to a material extent.

12. Confidentiality

Each party to this Agreement agrees to maintain all information received from the other party pursuant to this Agreement in confidence, and each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted by applicable laws, rules and regulations. This provision shall survive the termination of this Agreement.

13. Termination

Either of us may cancel this Agreement at any time by written notice to the other.

14. Notices

All communications to us should be sent to the following address:

American Funds Distributors, Inc.

Attn: Contract Administration
3500 Wiseman Boulevard
San Antonio, TX 78251-4321

Telephone No.: 800/421-5475, ext. 8

Facsimile No.: 210/474-4088

Any notice to you shall be duly given if mailed or sent by overnight courier to you at the address specified by you below.

15. Miscellaneous

We reserve the right not to pay any compensation more than six (6) months in arrears in respect of accounts and/or assets that were not timely identified as eligible for compensation pursuant to this Agreement.

* * * * *

Execute this Agreement in duplicate and return one of the duplicate originals to us for our file. This Agreement: (i) may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of any such amendment; (ii) may be electronically stored and the electronic copy shall constitute a true, complete, valid, authentic and enforceable record of the Agreement; and (iii) shall be construed in accordance with the laws of the State of California.

Very truly yours,

American Funds Distributors, Inc.

/s/ Kevin G. Clifford

By ___________________________________________

Kevin G. Clifford

Chairman, President and Chief Executive Officer

Accepted

_______________________________________________

Firm

By_____________________________________________

Officer or Partner

Address:

_______________________________________________

_______________________________________________

Date:

_______________________________________________

AMCAP Fund	Fundamental Investors
American Balanced Fund	The Growth Fund of America
American Funds Developing World Growth and Income Fund	The Income Fund of America
American Funds Global Balanced Fund	Intermediate Bond Fund of America
American Funds Portfolio Series	International Growth and Income Fund
American Funds Money Market Fund	The Investment Company of America
American Funds Mortgage Fund	Limited Term Tax-Exempt Bond Fund of America
American Funds Short-Term Tax-Exempt Bond Fund	The New Economy Fund
American Funds Target Date Retirement Series	New Perspective Fund
American Funds Tax-Exempt Fund of New York	New World Fund
American High-Income Municipal Bond Fund	Short-Term Bond Fund of America
American High-Income Trust	SMALLCAP World Fund
American Mutual Fund	The Tax-Exempt Bond Fund of America
The Bond Fund of America	The Tax-Exempt Fund of California
Capital Income Builder	The Tax-Exempt Fund of Maryland
Capital World Bond Fund	The Tax-Exempt Fund of Virginia
Capital World Growth and Income Fund	U.S. Government Securities Fund
EuroPacific Growth Fund	Washington Mutual Investors Fund